Exhibit 99.1
For Immediate Release
July 25, 2007
GIBRALTAR REPORTS SECOND-QUARTER SALES AND EARNINGS
Sales and Earnings Show Strong Sequential Improvement
     BUFFALO, NEW YORK (July 25, 2007) — Gibraltar Industries, Inc. (NASDAQ: ROCK) today reported its sales, net income, and earnings per share for the three and six months ended June 30, 2007. Gibraltar’s second-quarter results showed strong sequential improvement compared to the first quarter as the Company moved into its seasonally strongest period.
     Sales from continuing operations in the second quarter of 2007 were $370 million, an increase of approximately five percent compared to $352 million in the second quarter of 2006. The increase was largely the result of acquisitions. Sales from existing businesses declined by approximately seven percent, a result of lower activity levels in the residential housing and automotive markets. For the first six months of 2007, sales from continuing operations were up by approximately two percent to $687 million, compared to $675 million in the first half of 2006.
     Income from continuing operations before one-time charges was $13.6 million, or $.45 per share, in the second quarter of 2007, consistent with previous guidance, compared to $19.8 million, or $.66 per share, in the second quarter of 2006. Operating income from existing businesses was down 32 percent on a year-over-year basis, driven by lower margins in Gibraltar’s processed metals businesses and those building products businesses most closely aligned with residential housing activity, with acquisitions partially offsetting the decline. In the second quarter, the Company incurred a special charge of $1.5 million for an M&A transaction that was not successfully consummated and a $1.2 million restructuring charge related to the consolidation of its strip-steel facilities, for a total charge of $2.7 million, or $.05 per share, resulting in net income of $11.9 million, or $.40 per share.
     In the first half of 2007, income from continuing operations before one-time charges was $20.2 million, or $.67 per share, compared to $31.5 million, or $1.05 per share, in the first six months of 2006. After special charges, income from continuing operations was $18.1 million, or $.60 per share.
     “On a sequential basis, our sales and earnings were much stronger than our first-quarter results, and within our expectations. The steps we have taken to diversify and broaden our business portfolio — most notably our move into the commercial building and industrial markets, our international expansion, along with solid contributions from our recent acquisitions — helped our second-quarter performance,” said Brian J. Lipke, Gibraltar’s Chairman and Chief Executive Officer.
     “We continued to make progress during the second quarter in our efforts to cut and control costs. This has resulted in reduced inventories, streamlined operations (including six facility consolidations completed thus far in 2007, with two more scheduled before year end), and numerous operational improvements, all of which will continue to reduce overhead,” said Henning N. Kornbrekke, Gibraltar’s President and Chief Operating Officer.
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Gibraltar Reports Second-Quarter Sales and Earnings
Page Two
     “We continue to pursue our strategy to be the low-cost producer of our products on a global basis. We are also targeting acquisitions — such as Dramex (acquired on March 12) and Noll/NorWesCo (acquired on April 11) — that will add to our product leadership positions in niche markets, while enhancing our ability to deliver the higher performance characteristics we have established for our business. We are also continuing to review all of our businesses to ensure that they meet our performance targets,” said Mr. Lipke.
     “Even though it remains a challenging business climate for many of our operations, the new-build housing market for example was down 27 percent compared to the first six months of 2006, our sales in these markets are down far less, which indicates that we are gaining share. We believe our financial strength, broad product range, ability to manufacture and distribute products efficiently, and excellent customer service position us to strengthen our product leadership positions,” said Mr. Kornbrekke.
     In light of the operating environment discussed above, Mr. Kornbrekke said that, barring a significant change in business conditions, Gibraltar expects its third-quarter earnings per share from continuing operations before any one-time charges will be in the range of $.40 to $.45, compared to $.61 in the third quarter of 2006.
     Gibraltar Industries is a leading manufacturer, processor, and distributor of products for the building, industrial, and vehicular markets. The company serves customers in a variety of industries in all 50 states and throughout the world. It has approximately 3,600 employees and operates 83 facilities in 26 states, Canada, China, England, Germany, and Poland. Gibraltar’s common stock is a component of the S&P SmallCap 600 and the Russell 2000® Index.
     Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: general economic conditions; the impact of the availability and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; the ability to pass through cost increases to customers; changing demand for the Company’s products and services; risks associated with the integration of acquisitions; and changes in interest or tax rates.

Gibraltar will review its second-quarter results and discuss its outlook for the third quarter during its quarterly conference call, which will be held at 9 a.m. Eastern Time on July 26. Details of the call can be found on Gibraltar’s Web site, at http://www.gibraltar1.com.
CONTACT: Kenneth P. Houseknecht, Vice President of Communications and Investor Relations, at 716/826-6500, khouseknecht@gibraltar1.com.
Gibraltar’s news releases, along with comprehensive information about the Company, are available on the Internet, at http://www.gibraltar1.com.

Gibraltar Reports Second-Quarter Sales and Earnings
Page Three
GIBRALTAR INDUSTRIES, INC.
Financial Highlights
(in thousands, except per share data)

	Three Months Ended
	June 30, 2007	June 30, 2006
Net Sales	$369,820	$352,421
Income from Continuing Operations	$11,926	$19,761
Income Per Share from Continuing Operations — Basic	$.40	$.67
Weighted Average Shares Outstanding — Basic	29,863	29,689
Income Per Share from Continuing Operations — Diluted	$.40	$.66
Weighted Average Shares Outstanding — Diluted	30,144	30,012

	Six Months Ended
	June 30, 2007	June 30, 2006
Net Sales	$687,404	$675,058
Income from Continuing Operations	$18,094	$31,494
Income Per Share from Continuing Operations — Basic	$.61	$1.06
Weighted Average Shares Outstanding — Basic	29,850	29,659
Income Per Share from Continuing Operations — Diluted	$.60	$1.05
Weighted Average Shares Outstanding — Diluted	30,096	29,966

GIBRALTAR INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30	December 31,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$22,921	$13,475
Accounts receivable, net	212,714	169,207
Inventories	254,019	254,991
Other current assets	20,151	18,107

Total current assets	509,805	455,780

Property, plant and equipment, net	261,724	243,138
Goodwill	406,462	374,821
Acquired intangibles	61,150	62,366
Investments in partnerships	2,522	2,440
Other assets	14,691	14,323

	$1,256,354	$1,152,868

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$100,749	$71,308
Accrued expenses	48,606	50,771
Current maturities of long-term debt	2,555	2,336

Total current liabilities	151,910	124,415

Long-term debt	449,689	398,217
Deferred income taxes	71,790	70,981
Other non-current liabilities	13,039	9,027
Shareholders’ equity:
Preferred stock, $.01 par value; authorized: 10,000,000 shares; none outstanding	—	—
Common stock, $.01 par value; authorized 50,000,000 shares; issued 29,883,795 shares in 2007 and 2006	299	299
Additional paid-in capital	217,291	215,944
Retained earnings	345,787	332,920
Accumulated other comprehensive income	6,549	1,065

	569,926	550,228

Less: cost of 44,100 and 42,600 common shares held in treasury in 2007 and 2006	—	—

Total shareholders’ equity	569,926	550,228

	$1,256,354	$1,152,868

GIBRALTAR INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net sales	$369,820	$352,421	$687,404	$675,058

Cost of sales	304,146	275,156	570,079	534,562

Gross profit	65,674	77,265	117,325	140,496

Selling, general and administrative expense	38,281	38,950	73,491	76,790

Income from operations	27,393	38,315	43,834	63,706

Other (income) expense:
Equity in partnerships’ loss (income) and other income	(305)	138	(667)	(548)
Interest expense	8,248	7,101	15,485	13,880

Total other expense	7,943	7,239	14,818	13,332

Income before taxes	19,450	31,076	29,016	50,374

Provision for income taxes	7,524	11,315	10,922	18,880

Income from continuing operations	11,926	19,761	18,094	31,494

Discontinued operations:
Income from discontinued operations before taxes	—	5,710	—	10,013
Income tax expense	—	2,158	—	3,797

Income from discontinued operations	—	3,552	—	6,216

Net income	$11,926	$23,313	$18,094	$37,710

Net income per share — Basic:
Income from continuing operations	.40	.67	.61	1.06
Income from discontinued operations	$—	$.12	$—	$.21

Net income	$.40	$.79	$.61	$1.27

Weighted average shares outstanding — Basic	29,863	29,689	29,850	29,659

Net income per share — Diluted:
Income from continuing operations	.40	.66	.60	1.05
Income from discontinued operations	—	.12	—	.21

Net income	$.40	$.78	$.60	$1.26

Weighted average shares outstanding — Diluted	30,144	30,012	30,096	29,966

GIBRALTAR INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities
Net income	$18,094	$37,710
Net income from discontinued operations	—	6,216

Net income from continuing operations	18,094	31,494
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	15,982	14,175
Provision for deferred income taxes	(229)	—
Equity in partnerships’ loss (income) and other income	(576)	174
Distributions from partnerships	493	589
Stock compensation expense	1,254	1,631
Other noncash adjustments	525	610
Increase (decrease) in cash resulting from changes in (net of acquisitions and dispositions):
Accounts receivable	(31,273)	(49,345)
Inventories	26,724	(37,793)
Other current assets and other assets	1,775	1,353
Accounts payable	24,600	23,698
Accrued expenses and other non-current liabilities	(2,915)	342

Net cash used in continuing operations	54,454	(13,072)
Net cash provided by discontinued operations	—	7,220

Net cash (used in) provided by operating activities	54,454	(5,852)

Cash flows from investing activities
Acquisitions, net of cash acquired	(84,022)	(13,206)
Purchases of property, plant and equipment	(9,292)	(11,452)
Net proceeds from sale of property and equipment	373	115
Net proceeds from sale of business	—	151,511

Net cash provided by investing activities from continuing operations	(92,941)	126,968
Net cash used in investing activities for discontinued operations	—	(3,189)

Net cash provided by investing activities	(92,941)	123,779

Cash flows from financing activities
Long-term debt reduction	(1,654)	(112,960)
Proceeds from long-term debt	52,485	10,000
Payment of deferred financing costs	(8)	(256)
Payment of dividends	(2,984)	(2,974)
Net proceeds from issuance of common stock	94	764
Tax benefit from stock options	—	115

Net cash used in financing activities	47,933	(105,311)

Net increase (decrease) in cash and cash equivalents	9,446	12,616

Cash and cash equivalents at beginning of year	13,475	28,529

Cash and cash equivalents at end of period	$22,921	$41,145

GIBRALTAR INDUSTRIES, INC.
Segment Information
(in thousands)

	Three Months Ended June 30,
			Increase (Decrease)
	2007	2006	$	%
	(unaudited)	(unaudited)
Net Sales
Building products	$260,224	$239,056	$21,168	8.9%
Processed metal products	109,596	113,365	(3,769)	(3.3%)

Total Sales	369,820	352,421	17,399	4.9%

Income from Continuing Operations
Building products	$31,219	$40,519	$(9,300)	(23.0%)
Processed metal products	3,609	7,945	(4,336)	(54.6%)
Corporate	(7,435)	(10,149)	2,714	(26.7%)

Total Operating Income	27,393	38,315	(10,922)	(28.5%)

Operating Margin
Building products	12.0%	16.9%
Processed metal products	3.3%	7.0%

	Six Months Ended June 30,
			Increase (Decrease)
	2007	2006	$	%
	(unaudited)	(unaudited)

Net Sales
Building products	$467,450	$453,800	$13,650	3.0%
Processed metal products	219,954	221,258	(1,304)	(0.6%)

Total Sales	687,404	675,058	12,346	1.8%

Income from Continuing Operations
Building products	$49,949	$71,792	$(21,843)	(30.4%)
Processed metal products	8,037	13,763	(5,726)	(41.6%)
Corporate	(14,152)	(21,849)	7,697	(35.2%)

Total Operating Income	43,834	63,706	(19,872)	(31.2%)

Operating Margin
Building products	10.7%	15.8%
Processed metal products	3.7%	6.2%